KIMCO REALTY CORPORATION

ARTICLES OF AMENDMENT

Kimco Realty Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Subsection A of Article IV of the charter of the Corporation (the “Charter”) is hereby deleted in its entirety and the following is substituted in lieu thereof:

A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is one billion one hundred forty one million one hundred thousand (1,141,100,000) shares, consisting of seven hundred fifty million (750,000,000) shares of Common Stock, with a par value of $0.01 per share (the “Common Stock”), three hundred eighty two million five hundred thousand (382,500,000) shares of Excess Stock, with a par value of $0.01 per share (the “Excess Stock”), three million six hundred thousand (3,600,000) shares of Preferred Stock, with a par value of $1.00 per share (the “Preferred Stock”), three hundred forty-five thousand (345,000) shares of 7¾% Class A Cumulative Redeemable Preferred Stock, with a par value of $1.00 per share (“Class A Preferred Stock”), three hundred forty-five thousand (345,000) shares of Class A Excess Preferred Stock, with a par value of $1.00 per share (“Class A Excess Preferred Stock”), two hundred thirty thousand (230,000) shares of 8½% Class B Cumulative Redeemable preferred Stock, with a par value of $1.00 per share (“Class B Preferred Stock”), two hundred thirty thousand (230,000) shares of Class B Excess Preferred Stock, with a par value of $1.00 per share (“Class B Excess Preferred Stock”), four hundred sixty thousand (460,000) shares of 8-3/8% Class C Cumulative Redeemable Preferred Stock with a par value of $1.00 per share (“Class C Preferred Stock”), four hundred sixty thousand (460,000) shares of Class C Excess Preferred Stock, with a par value of $1.00 per share (“Class C Excess Preferred Stock”), seven hundred thousand (700,000) shares of 7½% Class D Cumulative Convertible Preferred Stock, with a par value of $1.00 per share (“Class D Preferred Stock”), seven hundred thousand (700,000) shares of Class D Excess Preferred Stock, with a par value of $1.00 per share (“Class D Excess Preferred Stock”), sixty-five thousand (65,000) shares Floating Rate Class E Cumulative Redeemable Preferred Stock, with a par value of $1.00 per share (“Class E Preferred Stock”), sixty-five thousand (65,000) shares of Class E Excess Preferred Stock, with a par value of $1.00 per share (“Class E Excess Preferred Stock”), seven hundred thousand (700,000) shares of 6.65% Class F Cumulative Redeemable Preferred Stock, with a par value of $1.00 per share (“Class F Redeemable Preferred Stock”) and seven hundred thousand (700,000) shares of Class F Excess Preferred Stock, with a par value of $1.00 per share (“Class F Excess Preferred Stock”). The aggregate par value of all authorized shares having a par value is nineteen million nine hundred twenty five thousand dollars ($19,925,000).

SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was four hundred sixty-one million six hundred thousand (461,600,000) shares, consisting of:

three hundred million (300,000,000) shares of Common Stock, with a par value of $0.01 per share (the “Common Stock”), one hundred fifty-three million (153,000,000) shares of Excess Stock, with a par value of $0.01 per share (the “Excess Stock”), three million six hundred thousand (3,600,000) shares of Preferred Stock, with a par value of $1.00 per share (the “Preferred Stock”), three hundred forty-five thousand (345,000) shares of 7-3/4% Class A Cumulative Redeemable Preferred Stock, with a par value of $1.00 per share (“Class A Preferred Stock”), three hundred forty-five thousand (345,000) shares of Class A Excess Preferred Stock, with a par value of $1.00 per share (“Class A Excess Preferred Stock”), two hundred thirty thousand (230,000) shares of 8-1/2% Class B Cumulative Redeemable preferred Stock, with a par value of $1.00 per share (“Class B Preferred Stock”), two hundred thirty thousand (230,000) shares of Class B Excess Preferred Stock, with a par value of $1.00 per share (“Class B Excess Preferred Stock”), four hundred sixty thousand (460,000) shares of 8-3/8% Class C Cumulative Redeemable Preferred Stock with a par value of $1.00 per share (“Class C Preferred Stock”), four hundred sixty thousand (460,000) shares of Class C Excess Preferred Stock, with a par value of $1.00 per share (“Class C Excess Preferred Stock”), seven hundred thousand (700,000) shares of 7-1/2% Class D Cumulative Convertible Preferred Stock, with a par value of $1.00 per share (“Class D Preferred Stock”), seven hundred thousand (700,000) shares of Class D Excess Preferred Stock, with a par value of $1.00 per share (“Class D Excess Preferred Stock”), sixty-five thousand (65,000) shares Floating Rate Class E Cumulative Redeemable Preferred Stock, with a par value of $1.00 per share (“Class E Preferred Stock”), sixty-five thousand (65,000) shares of Class E Excess Preferred Stock, with a par value of $1.00 per share (“Class E Excess Preferred Stock”), seven hundred thousand (700,000) shares of 6.65% Class F Cumulative Redeemable Preferred Stock, with a par value of $1.00 per share (“Class F Redeemable Preferred Stock”) and seven hundred thousand (700,000) shares of Class F Excess Preferred Stock, with a par value of $1.00 per share (“Class F Excess Preferred Stock”).

The aggregate par value of all authorized shares having a par value was thirteen million one hundred thirty thousand dollars ($13,130,000).

THIRD: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by foregoing amendment.

FOURTH: The foregoing amendment was advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested by its Secretary this 14th day of June, 2007.

ATTEST:	KIMCO REALTY CORPORATION

/s/ Bruce M. Kauderer	By:	/s/ Michael J. Flynn
Bruce M. Kauderer		Michael J. Flynn
Secretary		President

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